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                                                                   EXHIBIT 5.1

                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION


                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050      JOHN ARNOT WILSON
                            TELEPHONE 650-493-9300                     RETIRED
                            FACSIMILE 650-493-6811




                                         March 13, 1998


Genus, Inc.
1139 Karlstad Drive
Sunnyvale, California 94089

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of a shelf offering of 3,460,098 shares of your Common Stock (the "Shares"), to be issued upon the conversion of issued and outstanding shares of the Series A Convertible Preferred Stock (the "Series A Stock"), exercise of Warrants to Purchase Common Stock (the "Warrants") and dividends on the Series A Stock in accordance with the Articles of Incorporation as currently in effect. As your counsel, we have examined the proceedings proposed to be taken in connection with the sale and issuance of the above-referenced securities.

     In our opinion, the Shares, when issued upon conversion of the Series A Stock, the exercise of the Warrants and as dividends on the Series A Stock, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation



                                        /s/ WILSON SONSINI GOODRICH & ROSATI